UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006 (March 16, 2006)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Directors Deferred Compensation Plan.

On March 16, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Greif, Inc. (the “Company”) approved various amendments to, and a restatement of, the Company’s Directors Deferred Compensation Plan (the “Plan”). Certain amendments were made to bring the Plan into compliance with the requirements of Section 409A of the Internal Revenue Code.

The following provides a brief description of the terms of the Plan as amended and restated.

All non-employee directors (the “participants”) of the Company are eligible to participate in the Plan. The Plan provides participants with the opportunity to defer the payment of their director compensation for retirement savings purposes. Participants may elect to participate in the Plan with respect to either or both (i) cash compensation earned in the form of retainer fees, regular fees and meeting fees (including committee fees) (collectively, “Board Fees”), and (ii) shares of restricted stock received under the 2005 Outside Directors Equity Award Plan (the “Directors Equity Award Plan”).

Participants may defer the receipt of 25% to 100% of their Board Fees. Deferred Board Fees are credited to a participant’s account as “Phantom Shares.” Phantom Shares have a value equal to the market value from time to time of the Company’s Class A Common Stock. The number of Phantom Shares credited to a participant’s account is based on the dollar amount of the deferred Board Fees divided by the then current per share value of the Company’s Class A Common Stock. Participants may elect to receive payment of their deferred Board Fees in cash at termination of membership on the Board, at a fixed future date, or on the earlier to occur of those two dates. Participants must also select the method in which they want their deferred cash amounts paid. The selections are in a single lump sum or annual installment payments over a period of five or ten years.

Participants may defer the receipt of 25% to 100% of their shares of restricted stock (rounded down to the lowest whole share) awarded under the Directors Equity Award Plan. Shares of restricted stock will be held in a rabbi trust subject to the general creditors of the Company. Dividends paid on shares of restricted stock are paid from the rabbi trust to the participant and are not retained in the Plan. Participants may elect to receive payment of their restricted stock at termination from membership on the Board, at a fixed future date that is at least three years after the date of the stock award, or on the earlier to occur of those two dates. The restricted stock deferred for a year will then be distributed in-kind on the selected payment date in a single lump sum.

Each participant’s rights to benefits under the Plan are equivalent to the rights of any unsecured general creditor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: March 22, 2006	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer